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                                                                     EXHIBIT 10F

                                                      Approved December 14, 1999


                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

                                       OF

                        CONSOLIDATED NATURAL GAS COMPANY

                                    ARTICLE I

         1.1 Name and Purpose. The name of this plan is the "Deferred Compensation Plan for Directors of Consolidated Natural Gas Company" (the "Plan"). Its purpose is to provide non-employee Directors of the Company with increased flexibility in timing the receipt of board service fees and to assist the Company in attracting and retaining qualified individuals to serve as Directors.

         1.2 Definitions. Whenever used in the Plan, the following terms shall have the meaning set forth below:

            (a) "Company" means Consolidated Natural Gas Company or any successor thereto.

            (b) "Closing Price" means the New York Stock Exchange ("NYSE")
                closing price of the Company's Common Stock as reported in The Wall Street Journal, for the day at issue or the previous trading day if the day at issue is not a trading day.

            (c) "Common Stock" means the Common Stock of the Company.

            (d) "Compensation" means all remuneration paid to a Director for service as a Director other than reimbursement for expenses and shall include, but not be limited to, annual cash retainer, fees for attendance at meetings and any Stock Credits earned and elected by the Director; provided, however, that for purposes of this Plan, Compensation shall not include any restricted stock, stock options or other stock based awards.

            (e) "Director" means any individual serving on the Board of
                Directors of the Company, and shall also include a Director of CNG who serves on the Board of Directors of a successor to CNG, and who is not and has never been an Employee of the Company or any of its subsidiaries or affiliates.

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            (f) "Participant" means a Director who has filed an election to participate under Section 3.1 with regard to any Plan year.

            (g) "Plan Administrator" means the Nominating Committee of the Board of Directors, of the Company or such other Board Committee with responsibility for review of Director's compensation.

            (h) "Plan Year" means the calendar year.

            (i) "Secretary" means the Secretary of the Company.

            (j) "Stock Credit" means a credit that is equivalent to one share of
                Common Stock.

                                   ARTICLE II

         2.1 Participation in the Plan. Any individual who is a non-employee Director may participate in the Plan. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may withhold all or a part of the value of any Director's Account if such Director engaged in any act of misconduct or otherwise engaged in conduct contrary to the best interests of the Company.

                                   ARTICLE III

         3.1 Election to Participate.

            (a) Generally. Each Director may elect annually to have payment of all or any portion of his or her Compensation for that Plan Year deferred. If the Participant ceases to be a Director, the Participant's account balance will be paid in accordance with
                Section 3.3 hereof as soon as practicable following the end of the Plan Year during which the Participant ceased to be a Director. No election to defer under this Plan may be made after December 31 of the year preceding the Plan Year during which Compensation would otherwise be paid or, with respect to the first Plan Year a Director becomes a director, within thirty days from the date a Director becomes a Director. An election to defer any Compensation shall be in writing and shall be received by the Secretary in a form prescribed by the Plan Administrator. An election to defer shall be irrevocable by the Director and shall be effective only for the Plan Year immediately following the date on which it was filed. In the absence of a signed Director's election for the Plan Year to defer delivered to the Secretary, no Compensation will be deferred under this Plan.

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            (b) Special Election. Each Director serving as a member of the Board of Directors on January 1, 1997 (a "Current Director") will have the option of electing a special one-time election (a "Special Credit") which will result from the Current Director's waiver of the post-retirement retainer currently provided upon a Director's normal retirement at age 70. The amount of Special Credit will be determined based on actuarial assumptions established by the Plan Administrator, and is designed to preserve the current value of the Current Director's post retirement retainer benefit assuming retirement at age 70.

                This Special Credit (if elected) may be taken in restricted stock pursuant to and under the 1997 Stock Incentive Plan, or may be deferred as Stock Credits in this Plan for Directors. If Stock Credits are elected, they will be applied in accordance with Section 3.2 hereof. Conversion into "Stock Credits" in this Plan is determined by dividing the dollar amount of the Special Credit by the closing price of a share of the Common Stock of the Company on the NYSE on the date this revised Deferred Compensation Plan for Directors is approved by the Board of Directors of the Company.

                The Special Credit elections are to be made on a form, and utilizing procedures, established by the Plan Administrator.

         3.2 Mode of Deferral. Payment of a Participant's Compensation may be deferred by means of a Cash Credit, a Stock Credit, or a combination of the two as the Participant shall elect in writing at the same time as the election provided for in Section 3.1 (a). Additional Stock Credits to a Director's account may also result from his or her election in accordance with Section 3.1
(b) hereof. If a Participant makes an election to defer, but fails to make an election as to type of deferral, he or she shall be deemed to have elected deferral by means of a Cash Credit. Cash Credits and Stock Credits shall be recorded in accounts established in each Participant's name on the books of the Company.

            (a) Cash Credits. If the deferral is wholly or partly by means of a
                Cash Credit the Participant's Cash Credit account shall be credited with the dollar amount of Compensation deferred by means of a Cash Credit at the time it is earned. As of the last day of each calendar quarter, the Participant's Cash Credit account shall be credited with an interest equivalent in an amount determined by applying to the current balance in the account an interest rate for such quarter which shall be equal to the closing prime commercial rate on that date at the Chase Manhattan Bank (National Association) located in New York City.

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            (b) Stock Credits. If the deferral is wholly or partly by means of a
                Stock Credit, the Participant's Stock Credit account shall be credited with a Common Stock equivalent equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with the amount of the Compensation deferred at the Closing Price of Common Stock on the day the Compensation is earned. As of the date any dividend is paid to shareholders of Common Stock, the Participant's Stock Credit account shall also be credited with an additional Stock Credit equivalent to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the Closing Price of Common Stock on such date with the dividend paid on the number of shares of Common Stock to which the Participant's Stock Credit account is then equivalent. In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the time of distribution of the dividend, as determined by the Plan Administrator.

         3.3 Distribution of Credits.

            (a) Unless a Participant has elected a different number of installments as provided below, payment of a Participant's account balance shall be made as a single sum payment as soon as practicable following the end of the Plan Year in which the Participant ceases to be a Director.

                At the election of the Participant made in writing and delivered to the Plan Administrator no later than six months prior to termination of the Participant's service as a Director, distribution of the Participant's account, shall be made in any number of annual installments not exceeding ten annual installments. Installments will commence as soon as practicable following the end of the Plan Year in which the Participant ceases to be a Director. Each installment will be paid in a single sum payment. Any such election, unless made irrevocable by its terms, may be changed by written notice to the Plan Administrator at any time prior to six months prior to a Participant's termination of service as a Director. Any elections made pursuant to this Section 3.3 must be approved by the Plan Administrator, which may accept or reject the election in its sole discretion. No election will be accepted if it is made in the same Plan Year as the termination of service of the Director.

                At the written request of a Participant, the Plan Administrator, in its sole discretion, may authorize payment of all or a part of the Participant's Cash Credit account balance prior to his or her termination of service as a Director or acceleration of payment of any installments if the Plan Administrator in its sole discretion finds that continued deferral will result in financial hardship to the Participant.

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            (b) Distribution of a Participant's Cash Credit account balance shall be made in cash. Distribution of a Participant's Stock Credit account balance shall also be made in cash with the amount of the distribution determined by multiplying the number of Stock Credits associated with the installment payment by the Closing Price of Common Stock on the last business day in December immediately prior to the Plan Year in which the installment is to be paid.

            (c) A participant may not select a different number of distribution installments for the Cash Credit and Stock Credit accounts.

         3.4 Adjustment. If at any time the number of outstanding shares of Common Stock shall be changed as the result of any stock dividend, subdivision or reclassification of shares, the number of shares of Common Stock to which each Participant's Stock Credit account is equivalent shall be changed in the same proportion as the outstanding number of shares of Common Stock is changed. In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of the Company's Common Stock receive common shares of the resulting or surviving corporation, there shall be credited to each Participant's Stock Credit account, in place of the shares then credited thereto, a stock equivalent determined by multiplying the number of common shares of stock given in exchange for a share of Common Stock upon such consolidation or merger, by the number of shares of Common Stock to which the Participant's account is then equivalent. If in such a consolidation or merger, holders of the Company's Common Stock shall receive any consideration other than common shares of the resulting or surviving corporation, the Plan Administrator, in its sole discretion, shall determine the appropriate change in Participants' accounts.

         3.5 Installment Amount. In the event a Participant has elected to receive distribution of his or her account balance in more than one annual installment, the amount of each installment shall be determined by multiplying the current balance in the accounts as determined under Section 3.2, by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid.

         3.6 Distribution Upon Death. In the event of the death of a Participant, whether before or after cessation of service as a Director, any Cash Credit account balance and Stock Credit account to which he or she was entitled, shall be automatically converted to cash and distributed in a single payment sum to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated. All such designations shall be made in writing, signed by the Participant and delivered to the Secretary. A Participant may from time to time revoke or change any such designation by written notice to the Secretary. If there is no unrevoked designation on file with the Plan Administrator at the time of the Participant's death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made to the Participant's estate. Any distribution under this Section 3.6 shall be made as soon as practicable following notification to the Plan Administrator of the Participant's death. In this case, the Participant's Stock Credit account shall be converted to cash by multiplying the number of Stock Credits or fractions thereof

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in the Participant's account by the Closing Price of Common Stock on the last business day of the month immediately preceding the date of death.

         3.7 Withholding Taxes. The Company shall deduct from all distributions under the Plan any taxes required to be withheld by federal, state, or local governments.

                                   ARTICLE IV

         4.1 Plan Administrator. The Plan Administrator shall have full power and authority to administer and interpret the Plan including the power to promulgate forms to be used with regard to the Plan, the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the Plan, and the power to make such decisions or take such action as the Plan Administrator, in its sole discretion, deems necessary or advisable to aid in the proper operation, maintenance and administration of the Plan. The Plan Administrator's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company and the Participants.

         4.2 Accounts.

            (a) The Plan Administrator shall cause an account to be kept for each Participant. The account shall reflect the amounts as determined under Section 3.2 hereof.

            (b) Any account shall be considered a bookkeeping account only, kept solely for the convenience of the Plan. The keeping of an account shall not in any way be interpreted to mean that a Director has any right to such account or that there are assets set aside for such account.

        4.3 Claims Procedure.

            (a) All claims for benefits shall be in writing and shall be filed with the Plan Administrator.

            (b) If the Plan Administrator wholly or partially denies a
                Participant's or other claimant's claim for benefits, the Plan Administrator shall within 90 days after the Plan's receipt of the claim give the claimant written notice setting forth in understandable language: (i) the specific reason(s) for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information which must be submitted to perfect the claim; and (iv) an explanation of the Plan's review procedure, as set forth below.

            (c) The Participant or other claimant shall have 60 days after the day on which such written notice of denial is mailed to the Participant or other claimant in which to apply to the Plan Administrator in writing for a review of the denial of the claim. In connection with such review, the Participant or other claimant (or representative) shall be afforded a reasonable opportunity to review pertinent

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                documents, and may submit issues and comments in writing with the application for review.

            (d) The Plan Administrator shall issue its decision on review within
                60 days after the Plan's receipt of the written request for review, unless special circumstances require an extension to not later than 120 days after receipt of the written request for review. Written notice of such extension shall be furnished to the Participant or other claimant prior to the commencement of the extension. The decision shall (i) be in writing, (ii) be in understandable language, (iii) set forth specific reasons for the decision, and (iv) contain specific references to pertinent Plan provisions on which the decision is based.

                                    ARTICLE V

         5.1 Funding. Benefits payable under this Plan may be funded under the Trust Agreement between Consolidated Natural Gas Company and Mellon Bank, N.A., effective June 1, 1995, or any successor or other similar trust (the "Rabbi Trust"). Notwithstanding this, benefits will be considered for tax purposes unfunded and unsecured, and paid by the Company out of its general assets. The rights of a Director or other claimant and anyone claiming through said Director or other claimant shall therefore be those of an unsecured general creditor of the Company. No trust or security interests are created by this document. Any funding as outlined above may be discontinued by the Company at any time the Company concludes that adverse tax or other consequences may result.

                                   ARTICLE VI

         6.1 Non-Alienation of Benefits. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

                                   ARTICLE VII

         7.1 Delegation of Administrative Duties. Administrative duties imposed by this Plan may be delegated by the Plan Administrator.

         7.2 Governing Law. This Plan shall be governed by the laws of the State of Delaware.

         7.3 Intent of Plan. It is intended that the Plan and any and all transactions occurring thereunder be exempt from Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") as a cash-only plan not involving an equity security of the Company pursuant to Rule 16a-l(c)(3) of the regulations promulgated under the Exchange Act and effective May 1, 1991. The Plan Administrator shall interpret and administer the Plan in accordance with this intent.

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                                  ARTICLE VIII

         8.1 Amendment and Termination. While the Company intends to maintain this Plan indefinitely, the Company reserves, the right to amend and/or terminate it at any time for whatever reasons it may deem appropriate.

         8.2 Contractual Obligation. Notwithstanding Section 8.1, the Company hereby makes a contractual commitment to pay the benefits under this Plan. No Plan amendment or termination shall reduce benefits which have accrued prior to the date of the amendment.

         8.3 No Employment or Nomination Rights. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Director, or as a right of any Director to be continued as a Director of the Company, or to be nominated for reelection as a Director, or as a limitation of the right of the Company or its shareholders to discharge any of its Directors at any time with or without cause.

         8.4 Binding on Successor. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and each Participant and his or her heirs, executors, administrators and legal representatives.

         8.5 Change in Control. Upon a Change in Control, as defined in the Rabbi Trust, the Company shall, as soon as possible, but in no event longer than 30 days following the Change in Control, make an irrevocable contribution to the Rabbi Trust in an amount that is sufficient to fully fund the Plan, i.e., provide the Rabbi Trust with funds so that each Plan participant or beneficiary will receive the benefits to which Plan participants or their beneficiaries would otherwise be entitled pursuant to the terms of the Plan as of the date on which the Change in Control occurred.

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